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                         FORTUNE FINANCIAL SYSTEMS, INC.
               Incorporated under the laws of the state of Nevada
              25,000,000 common stock authorized, $.001 par value


This
certifies
that
                                                             CUSIP   34965A 10 9
                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
is the owner of


             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                         FORTUNE FINANCIAL SYSTEMS, INC.


  Transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
         This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the
           Certificate of Incorporation and Bylaws of the Corporation,
                          as now or hereafter amended.
   This certificate is not valid unless countersigned by the Transfer Agent.
     WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

DATED

                  PRESIDENT                          SECRETARY

                         Fortune Financial Systems, Inc.
                                 Corporate Seal
                                     Nevada

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